                                                                    EXHIBIT 99.1
[CHEVRON TEXACO LETTERHEAD]

FOR RELEASE AT 6:00 AM PST
JANUARY 31, 2003

         CHEVRONTEXACO REPORTS FOURTH QUARTER NET INCOME OF $904 MILLION
                     AND OPERATING EARNINGS OF $1.1 BILLION

- HIGHER CRUDE OIL AND NATURAL GAS PRICES BOOST UPSTREAM RESULTS BUT WEAKEN DOWNSTREAM

         - EXPLORATION AND PRODUCTION OPERATING EARNINGS OF $1.2 BILLION UP 125 PERCENT FROM YEAR-AGO QUARTER

         - REFINING, MARKETING AND TRANSPORTATION SEGMENT INCURS AN OPERATING LOSS OF $151 MILLION

- MERGER SYNERGIES ON TRACK TOWARD ANNUAL SAVINGS TARGET OF $2.2 BILLION BEFORE-TAX BY END OF FIRST QUARTER

- OIL AND GAS RESERVES REPLACEMENT FOR 2002 EXCEEDS 100 PERCENT FOR TENTH CONSECUTIVE YEAR

         SAN RAMON, CALIF., JAN. 31, 2003 - ChevronTexaco Corp. today reported preliminary net income of $904 million ($0.85 per share - diluted) for the fourth quarter 2002, compared with a net loss of $2.522 billion ($2.38 per share
- diluted) in the year-ago quarter. Excluding net charges for special items and merger effects in both periods, operating earnings were $1.065 billion ($1.00 per share - diluted), up from $498 million ($0.47 per share - diluted).

                  EARNINGS SUMMARY

                                                     Fourth Quarter                  Year
                                                 ---------------------       ---------------------
MILLIONS OF DOLLARS                                2002          2001          2002          2001
------------------------------------------       -------       -------       -------       -------
OPERATING EARNINGS
     EXPLORATION AND PRODUCTION                  $ 1,225       $   544       $ 4,907       $ 5,795
     REFINING, MARKETING AND TRANSPORTATION         (151)          215           (16)        1,930
     CHEMICALS AND OTHER                              (9)         (261)         (425)         (915)
                                                 -------       -------       -------       -------
          TOTAL*                                   1,065           498         4,466         6,810
SPECIAL ITEMS                                        (53)       (1,852)       (2,948)       (1,743)
MERGER EFFECTS                                      (108)       (1,168)         (386)       (1,779)
                                                 -------       -------       -------       -------
               NET INCOME (LOSS)*                $   904       $(2,522)      $ 1,132       $ 3,288
                                                 =======       =======       =======       =======
*INCLUDES FOREIGN CURRENCY (LOSSES) GAINS        $   (79)      $   116       $   (43)      $   191

         For the full year, net income was $1.1 billion ($1.07 per share - diluted), compared with $3.3 billion ($3.09 per share - diluted) in 2001. Operating earnings were $4.5 billion ($4.21 per share - diluted), versus $6.8 billion ($6.41 per share - diluted) the prior year.

                                     -MORE-

          Commenting on the financial results, Chairman and CEO Dave O'Reilly said, "Net income for both the fourth quarter and the full year was unsatisfactory. During 2002, we operated under weak global market conditions in our refining and marketing sector and recorded a number of special charges against income.

          "However, as we enter 2003, I am confident that we will realize the full benefits - both financially and operationally - of our merger that occurred in late 2001," O'Reilly added. "In addition, significant work is under way to high-grade our portfolio of assets and focus capital spending on the best opportunities that will help us achieve the long-term strategic value the merger provides."

          Discussing the company's successes in the first full year after the October 2001 merger, O'Reilly said, "We had many notable achievements directly related to the effective teamwork demonstrated by employees in our many businesses around the world.

          "For example, we made excellent progress towards our target of an annual synergy savings rate of $2.2 billion before-tax," O'Reilly said. "The rate itself has grown from our initial estimate of $1.2 billion at the time of the merger, and we expect to achieve our $2.2 billion goal on schedule by the end of the first quarter this year.

          "Another example is the rate at which we replaced proved oil and gas reserves during 2002. We added 1.1 billion barrels of oil-equivalent, or 114 percent of the volumes produced during the year," O'Reilly remarked. He indicated that nearly 600 million barrels were added through the company's drilling activities. These included major discoveries and extensions in Africa, Australia, Europe and China. An additional 500 million barrels were added through improved recovery and expansion projects, primarily in Africa, Eurasia and California.

          O'Reilly also noted the company's successful deepwater exploration and appraisal activity during 2002 that had not yet resulted in the addition of proved reserves. Examples cited were the Tahiti and Great White prospects in the Gulf of Mexico, Usan and Aparo in Nigeria and Negage in Angola.

         In remarks on the fourth quarter operating earnings, O'Reilly said, "Stronger oil and natural gas prices had markedly different effects on our upstream and downstream sectors. Profits were substantially higher than last year's fourth quarter in our exploration and production operations. However, those same price increases resulted in higher feedstock costs and poor margins for our refining and marketing business."

         In other comments on exploration and production operating earnings in the quarter, O'Reilly said the higher crude oil and natural gas prices helped offset a 6 percent decline in worldwide oil-equivalent production to 2,567,000 barrels per day. Production was restrained by a number of factors in the quarter, including OPEC quotas, volumes shut in from tropical storms in the Gulf of Mexico

-MORE-
and the effect of higher prices on cost-oil recovery volumes under Indonesian production-sharing agreements. Excluding the effect of these items, production would have otherwise declined about 1 percent from the 2001 quarter.

          The average U.S. crude oil and natural gas liquids realization was up almost $7 per barrel from the 2001 quarter to $23.57. Internationally, the corresponding increase was about $8 per barrel to $25.46. The average U.S. natural gas realization rose 56 percent to $3.55 per thousand cubic feet. Internationally, the average realization increased 6 percent to $2.34.

          In the 2002 fourth quarter, net charges from special items totaled $53 million. This amount included $52 million related to the company's share of Dynegy's own special items and $47 million related to environmental remediation matters. Partially offsetting these charges were favorable prior-year tax adjustments of $46 million. Merger-related expenses also reduced earnings $108 million in the 2002 quarter. Special items and merger effects in the year-ago period reduced earnings $3.0 billion.

          Sales and other operating revenues in the fourth quarter were $27 billion, up 27 percent from the corresponding 2001 period, on higher crude oil, natural gas and refined product prices. For the year, sales and other operating revenues declined to $99 billion from $104 billion on lower average prices for natural gas and refined products, lower refined products sales and lower oil-equivalent production.

          Foreign currency losses included in the fourth quarter were $79 million, compared with gains of $116 million in the year-ago period. The losses resulted from fluctuations of the U.S. dollar against the currencies of a number of countries - primarily Argentina and the United Kingdom. For the year, foreign currency losses were $43 million, compared with gains of $191 million in 2001. The prior year benefited mainly from gains connected with the devaluation of the Argentine peso.

                           EXPLORATION AND PRODUCTION

U.S. EXPLORATION AND PRODUCTION

                                            FOURTH QUARTER                   Year
                                        ---------------------       ---------------------
Millions of Dollars                       2002          2001          2002          2001
                                        -------       -------       -------       -------
Operating Earnings                      $   526       $   143       $ 1,931       $ 2,890
Special Items                               (19)       (1,160)         (214)       (1,111)
                                        -------       -------       -------       -------
             SEGMENT INCOME (LOSS)      $   507       $(1,017)      $ 1,717       $ 1,779
                                        =======       =======       =======       =======

         U.S. exploration and production operating earnings of $526 million were up significantly from the year-ago period, due mainly to higher crude oil and natural gas realizations and lower exploration expense. Partially offsetting was a $90 million effect of lower production and casualty losses associated with storms in the Gulf of Mexico.

                                     -MORE-

         Net oil-equivalent production declined 11 percent from the 2001 quarter. Besides normal field declines, more than half of the decrease, or about 60,000 barrels per day, was attributable to shut-in production from the Gulf of Mexico storms. The net liquids production component was down 10 percent to 559,000 barrels per day. Net natural gas production averaged 2.207 billion cubic feet per day, down 13 percent.

         The special charge in the 2002 quarter was for environmental remediation costs. Special charges in the prior year's quarter were for property impairments.

INTERNATIONAL EXPLORATION AND PRODUCTION

                                                   FOURTH QUARTER                  Year
                                               ---------------------       ---------------------
Millions of Dollars                              2002          2001         2002          2001
----------------------------------             -------       -------       -------       -------
Operating Earnings*                            $   699       $   401       $ 2,976       $ 2,905
Special Items                                       46          (372)         (137)         (372)
                                               -------       -------       -------       -------
             Segment Income*                   $   745       $    29       $ 2,839       $ 2,533
                                               =======       =======       =======       =======
*INCLUDES FOREIGN CURRENCY (LOSSES) GAINS      $   (48)      $   148       $    90       $   181

         International exploration and production operating earnings of $699 million were 74 percent higher than last year's quarter, due mainly to higher crude oil realizations and lower exploration expenses. These factors were partially offset by changes in foreign currency effects between periods.

         Net oil-equivalent production decreased 4 percent compared with the year-ago period. The net liquids production component declined 110,000 barrels per day to 1,285,000. Increased production in Kazakhstan was more than offset by declines in Indonesia, Western Africa and Europe. The largest decline was in Indonesia, down approximately 67,000 barrels per day, of which 50,000 barrels per day was due to the effect of higher prices on the company's share of net production under production-sharing agreements.

         Net natural gas production increased 16 percent to 2.129 billion cubic feet per day. Higher production in the Philippines - where production commenced during the fourth quarter 2001 - and in several other countries more than offset a decline in Canada.

         Earnings for the quarter included net foreign currency losses of $48 million, primarily in Argentina and the United Kingdom. Gains of $148 million in the 2001 quarter primarily resulted from the devaluation of the Argentine peso.

         Special items in the fourth quarter 2002 were for net favorable prior-year tax adjustments. Special charges in the 2001 quarter were mainly for asset impairments and prior-year tax adjustments.

                     REFINING, MARKETING AND TRANSPORTATION

U.S. REFINING, MARKETING AND TRANSPORTATION

                                           FOURTH QUARTER                  Year
                                        ---------------------       ---------------------
Millions of Dollars                       2002         2001          2002          2001
--------------------------------        -------       -------       -------       -------
Operating (Loss) Earnings               $  (120)      $   188       $  (183)      $ 1,332
Special Items                               (15)          (78)         (215)          (78)
                                        -------       -------       -------       -------
             SEGMENT (LOSS) INCOME      $  (135)      $   110       $  (398)      $ 1,254
                                        =======       =======       =======       =======

                                     -MORE-

         U.S. refining, marketing and transportation incurred an operating loss of $120 million, which included net charges for various asset write-offs and revaluations, litigation and other reserve adjustments and trade credit losses. Absent these charges, results were about break-even. Fourth quarter 2001 operating earnings of $188 million included $40 million for the company's share of income from assets subsequently sold as a condition of the merger and $50 million associated with insurance recoveries. Sales margins in the 2002 period were lower than the year-ago fourth quarter.

         The quarter's average refined product sales realization increased 36 percent to $37.29 per barrel. Refined product sales volumes, excluding the company's share of sales in the 2001 period from assets sold as a condition of the merger, declined 7 percent to 1,545,000 barrels per day. However, gasoline sales volumes increased 6 percent to 717,000 barrels per day from the year-ago quarter. The overall decrease in refined product sales was the result of lower fuel oil trading volumes and a decline in demand for diesel fuel.

         Special charges in the comparative quarters were for environmental remediation matters.

INTERNATIONAL REFINING, MARKETING AND TRANSPORTATION

                                                FOURTH QUARTER              Year
                                               -----------------       -----------------
Millions of Dollars                             2002        2001       2002        2001
----------------------------------             -----       -----       -----       -----
Operating (Loss) Earnings*                     $ (31)      $  27       $ 167       $ 598
Special Items                                     --         (38)       (136)        (38)
                                               -----       -----       -----       -----
             Segment (Loss) Income*            $ (31)      $ (11)      $  31       $ 560
                                               =====       =====       =====       =====
*INCLUDES FOREIGN CURRENCY (LOSSES) GAINS      $ (56)      $ (39)      $(176)      $  23

         International refining, marketing and transportation incurred an operating loss of $31 million. Excluding the effects of foreign currency losses in both quarters, earnings of $25 million were about $40 million lower than the 2001 quarter. Changes in refined product margins varied across the various international downstream businesses but remained weak overall.

         Total refined product sales volumes of 2,400,000 barrels per day in the fourth quarter 2002 were essentially unchanged from last year's quarter.

         Earnings in the 2002 quarter included foreign currency losses of $56 million, compared with losses of $39 million in 2001. The net special charges in the 2001 quarter were related primarily to the write-down of refinery assets in Latin America.

                                     -MORE-

                                    CHEMICALS

                                                FOURTH QUARTER           Year
                                               ----------------       ----------------
Millions of Dollars                            2002        2001       2002        2001
-------------------------------------          -----      -----       -----      -----
Operating Earnings (Loss)*                     $  13      $ (17)      $  86      $ (32)
Special Items                                     --        (53)         --        (96)
                                               -----      -----       -----      -----
             Segment Income (Loss)*            $  13      $ (70)      $  86      $(128)
                                               =====      =====       =====      =====
*INCLUDES FOREIGN CURRENCY GAINS (LOSSES)      $   3         $-       $   3      $  (3)

         Chemical operations earned $13 million, versus a loss of $17 million in the 2001 quarter. The improvement was mainly attributable to reduced losses by the company's 50 percent-owned Chevron Phillips Chemical Company LLC affiliate (CPChem).

         Net income in the fourth quarter 2002 included foreign currency gains of $3 million, compared with no foreign exchange effects in the 2001 quarter. The special charge in the 2001 quarter was associated with the impairment of CPChem facilities.

                                    ALL OTHER

                                                    FOURTH QUARTER                 Year
                                               ---------------------       ---------------------
Millions of Dollars                              2002         2001          2002          2001
----------------------------------------       -------       -------       -------       -------
Net Charges, Excluding Special Items           $   (22)      $  (244)      $  (511)      $  (883)
   And Merger Effects*
Special Items                                      (65)         (151)       (2,246)          (48)
Merger Effects                                    (108)       (1,168)         (386)       (1,779)
                                               -------       -------       -------       -------
             Segment Net Charges*              $  (195)      $(1,563)      $(3,143)      $(2,710)
                                               =======       =======       =======       =======
*INCLUDES FOREIGN CURRENCY GAINS (LOSSES)      $    22       $     7       $    40       $   (10)

         All Other consists of the company's interest in Dynegy, coal mining operations, power and gasification businesses, worldwide cash management and debt financing activities, corporate administrative costs, insurance operations, real estate activities and technology companies.

         Net charges before special items and merger effects were $22 million, compared with $244 million in the year-ago quarter. The change between periods included higher favorable tax adjustments of $192 million and lower other corporate charges in 2002. The company's share of Dynegy's operating losses was $13 million in the fourth quarter 2002, compared with $34 million of income in the corresponding 2001 quarter.

         Foreign currency gains were $22 million, versus $7 million in the 2001 quarter. Special items of $65 million in the 2002 quarter included $52 million of the company's share of Dynegy's own special charges.

         Merger effects included merger-related expenses and, in the 2001 periods, net losses on assets sold as a condition of the merger.

                                     -MORE-

                      CAPITAL AND EXPLORATORY EXPENDITURES

         Capital and exploratory expenditures for the year, including the company's share of equity affiliates' expenditures, totaled $9 billion in 2002, compared with $12 billion in 2001. Expenditures for 2001 included higher investments in equity affiliates than in 2002. Excluding these effects, expenditures were about $550 million lower in 2002. Upstream expenditures declined about $200 million in 2002, as a result of lower U.S. spending.

         In a recent separate announcement, the company estimated capital and exploratory expenditures for 2003 at $8.5 billion, including spending by the company's affiliates of $1.6 billion. Expenditures for exploration and production are estimated at $6.4 billion, including amounts for exploratory activity in the most promising prospects in the deepwater Gulf of Mexico, Nigeria and Angola and for major development projects in Kazakhstan, Venezuela and Africa.

                                      # # #

1/31/03

********************************************************************************
                                     NOTICE

THE CONFERENCE CALL TO DISCUSS CHEVRONTEXACO'S FOURTH QUARTER 2002 EARNINGS AND OUTLOOK FOR 2003 WILL TAKE PLACE ON FRIDAY, JAN. 31, 2003, AT 8:00 A.M. PST. THE CONFERENCE CALL WILL BE AVAILABLE IN A LISTEN-ONLY MODE TO INDIVIDUAL INVESTORS, MEDIA AND OTHER INTERESTED PARTIES ON CHEVRONTEXACO'S WEB SITE AT WWW.CHEVRONTEXACO.COM UNDER THE "INVESTOR RELATIONS" HEADING. ADDITIONAL FINANCIAL AND OPERATING INFORMATION IS CONTAINED IN THE INVESTOR RELATIONS SUPPLEMENT THAT IS AVAILABLE UNDER "FINANCIAL REPORTS" ON THE WEBSITE.
********************************************************************************

Cautionary Statement Relevant to Forward-Looking Information for the Purpose of
  "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of
                                     1995.

    This earnings release of ChevronTexaco Corporation contains forward-looking statements relating to ChevronTexaco's operations that are based on management's current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, ChevronTexaco undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

    Among the factors that could cause actual results to differ materially are crude oil and natural gas prices; refining margins and marketing margins; chemicals prices and competitive conditions affecting supply and demand for aromatics, olefins and additives products; actions of competitors; the competitiveness of alternate energy sources or product substitutes; technological developments; the results of operations and financial condition of equity affiliates; future developments in the energy-trading business sector and their effects on the operations of the company and its Dynegy affiliate; Dynegy's ability to successfully execute its recapitalization and restructuring plans and the results of Dynegy's re-audit of its 1999-2001 financial statements; inability or failure of the company's joint-venture partners to fund their share of operations and development activities; potential failure to achieve expected production from existing and future oil and gas development projects; potential delays in the development, construction or start-up of planned projects; potential disruption or interruption of the company's production or manufacturing facilities due to accidents, political events or severe weather; potential liability for remedial actions under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental regulations (including, particularly, regulations and litigation dealing with gasoline composition and characteristics); and potential liability resulting from pending or future litigation. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

                                     -MORE-

                CHEVRONTEXACO CORPORATION - FINANCIAL REVIEW                 -1-
                 (Millions of Dollars Except Per-Share Amounts)

CONSOLIDATED STATEMENT OF INCOME
        (unaudited)                                              THREE MONTHS                      YEAR ENDED
                                                              ENDED DECEMBER 31                    DECEMBER 31
                                                        ----------------------------       ----------------------------
REVENUES AND OTHER INCOME:                                 2002             2001              2002             2001
                                                        -----------      -----------       -----------      -----------
    Sales and Other Operating Revenues (1)              $    26,943      $    21,239       $    98,691      $   104,409
    Income (Loss) from Equity Affiliates                        111              (38)              111            1,144
    Other Income                                                  4              259               247              692
                                                        -----------      -----------       -----------      -----------
                                                             27,058           21,460            99,049          106,245
                                                        -----------      -----------       -----------      -----------
COSTS AND OTHER DEDUCTIONS:

    Purchased Crude Oil and Products                         15,871           11,950            57,249           60,549
    Operating Expenses                                        2,279            1,989             7,848            7,650
    Selling, General and Administrative Expenses              1,107            1,235             4,155            3,984
    Exploration Expenses                                        205              460               591            1,039
    Depreciation, Depletion and Amortization                  1,271            3,562             5,231            7,059
    Write-down of Investments in Equity Affiliates               --               --             1,932               --
    Taxes Other Than on Income (1)                            4,403            3,556            16,689           15,156
    Merger-Related Expenses (2)                                 163            1,407               576            1,563
    Minority Interests                                           22               31                57              121
    Interest and Debt Expense                                   141              171               565              833
                                                        -----------      -----------       -----------      -----------
                                                             25,462           24,361            94,893           97,954
                                                        -----------      -----------       -----------      -----------
INCOME (LOSS) BEFORE INCOME TAX EXPENSE                       1,596           (2,901)            4,156            8,291
    Income Tax Expense                                          692             (526)            3,024            4,360
                                                        -----------      -----------       -----------      -----------
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM             $       904      $    (2,375)      $     1,132      $     3,931
    Extraordinary Loss, Net of Income Tax                        --             (147)               --             (643)
                                                        -----------      -----------       -----------      -----------
NET INCOME (LOSS)                                       $       904      $    (2,522)      $     1,132      $     3,288
                                                        ===========      ===========       ===========      ===========

PER-SHARE AMOUNTS:
NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM
    - BASIC                                             $       .85      $     (2.24)      $      1.07      $      3.71
    - DILUTED                                           $       .85      $     (2.24)      $      1.07      $      3.70

NET INCOME (LOSS)
    - BASIC                                             $       .85      $     (2.38)      $      1.07      $      3.10
    - DILUTED                                           $       .85      $     (2.38)      $      1.07      $      3.09

AVERAGE COMMON SHARES OUTSTANDING (000'S)
    - BASIC                                               1,061,893        1,060,826         1,061,512        1,060,118
    - DILUTED                                             1,063,624        1,062,022         1,063,398        1,062,948




NET INCOME (LOSS) BY MAJOR OPERATING AREA
              (unaudited)

                                                            THREE MONTHS                  YEAR ENDED
                                                          ENDED DECEMBER 31               DECEMBER 31
                                                        ---------------------       ---------------------
                                                         2002          2001          2002          2001
                                                        -------       -------       -------       -------
Exploration and Production
    United States                                       $   507       $(1,017)      $ 1,717       $ 1,779
    International                                           745            29         2,839         2,533
                                                        -------       -------       -------       -------
      Total Exploration and Production                    1,252          (988)        4,556         4,312
                                                        -------       -------       -------       -------
Refining, Marketing and Transportation
    United States                                          (135)          110          (398)        1,254
    International                                           (31)          (11)           31           560
                                                        -------       -------       -------       -------
      Total Refining, Marketing and Transportation         (166)           99          (367)        1,814
                                                        -------       -------       -------       -------
Chemicals                                                    13           (70)           86          (128)
All Other (3)                                              (195)       (1,563)       (3,143)       (2,710)
                                                        -------       -------       -------       -------
NET INCOME (LOSS)                                       $   904       $(2,522)      $ 1,132       $ 3,288
                                                        =======       =======       =======       =======

(1)      Includes consumer excise taxes:                $ 1,785       $ 1,633       $ 7,006       $ 6,546

(2) Includes employee severance and other benefits associated with workforce reductions, professional service fees, employee and office relocations, facility closure costs, etc.

(3) Includes the company's interest in Dynegy Inc., coal mining operations, power and gasification ventures, corporate administrative costs, worldwide cash management and debt financing activities, technology investments, real estate and insurance activities, and expenses and net losses connected with the merger (merger effects).

                CHEVRONTEXACO CORPORATION - FINANCIAL REVIEW                 -2-
                              (MILLIONS OF DOLLARS)

SPECIAL ITEMS AND MERGER                          THREE MONTHS                YEAR ENDED
EFFECTS (1) BY MAJOR OPERATING AREA             ENDED DECEMBER 31             DECEMBER 31
------------------------------------------    -------       -------       -------       -------
     (unaudited)                                2002          2001         2002           2001
                                              -------       -------       -------       -------
U. S. Upstream                                $   (19)      $(1,160)      $  (214)      $(1,111)
International  Upstream                            46          (372)         (137)         (372)
U. S. Downstream                                  (15)          (78)         (215)          (78)
International  Downstream                          --           (38)         (136)          (38)
Chemicals                                          --           (53)           --           (96)
All Other (2)                                    (173)       (1,319)       (2,632)       (1,827)
                                              -------       -------       -------       -------
  TOTAL SPECIAL ITEMS AND MERGER EFFECTS      $  (161)      $(3,020)      $(3,334)      $(3,522)
                                              =======       =======       =======       =======


SUMMARY OF SPECIAL                                                   THREE MONTHS                 YEAR ENDED
ITEMS AND MERGER EFFECTS (1)                                        ENDED DECEMBER 31             DECEMBER 31
----------------------------------------------                  ---------------------       ---------------------
   (unaudited)                                                   2002         2001           2002         2001
                                                                -------       -------       -------       -------
Asset Write-offs and Revaluations
    - Write-down of Dynegy Investment                           $    --       $    --       $(1,626)      $    --
    - Equity share of Dynegy's write-offs and revaluations          (52)           --          (531)           --
    - Other                                                          --        (1,666)         (485)       (1,709)
Asset Dispositions - Share of Dynegy's                               --            --          (149)           --
Asset Dispositions - Other                                           --            --            --            49
Environmental Remediation Provisions                                (47)          (78)         (160)          (78)
Other, Net                                                           46          (108)            3            (5)
                                                                -------       -------       -------       -------
  TOTAL SPECIAL ITEMS                                               (53)       (1,852)       (2,948)       (1,743)
Merger Effects                                                     (108)       (1,168)         (386)       (1,779)
                                                                -------       -------       -------       -------
  TOTAL SPECIAL ITEMS AND MERGER EFFECTS                        $  (161)      $(3,020)      $(3,334)      $(3,522)
                                                                =======       =======       =======       =======
FOREIGN EXCHANGE (LOSSES) GAINS                                 $   (79)      $   116       $   (43)      $   191



EARNINGS BY MAJOR OPERATING AREA,                                THREE MONTHS                YEAR ENDED
EXCLUDING SPECIAL ITEMS AND MERGER EFFECTS                     ENDED DECEMBER 31             DECEMBER 31
-----------------------------------------------------        ---------------------       ---------------------
         (unaudited)                                          2002           2001          2002         2001
                                                             -------       -------       -------       -------
Exploration and Production
  United States                                              $   526       $   143       $ 1,931       $ 2,890
  International                                                  699           401         2,976         2,905
                                                             -------       -------       -------       -------
    Total Exploration and Production                           1,225           544         4,907         5,795
                                                             -------       -------       -------       -------
Refining, Marketing and Transportation

  United States                                                 (120)          188          (183)        1,332
  International                                                  (31)           27           167           598
                                                             -------       -------       -------       -------
    Total Refining, Marketing and Transportation                (151)          215           (16)        1,930
                                                             -------       -------       -------       -------
Chemicals                                                         13           (17)           86           (32)
All Other (2)                                                    (22)         (244)         (511)         (883)
                                                             -------       -------       -------       -------
    EARNINGS EXCLUDING SPECIAL ITEMS AND MERGER EFFECTS        1,065           498         4,466         6,810

Special Items and Merger Effects                                (161)       (3,020)       (3,334)       (3,522)
                                                             -------       -------       -------       -------
    NET INCOME (LOSS)                                        $   904       $(2,522)      $ 1,132       $ 3,288
                                                             =======       =======       =======       =======

    (1) Includes employee termination and other benefits associated with workforce reductions, professional service fees, employee and office relocations, facility closure costs, etc.; 2001 also includes net charges related to assets sold as a condition of the merger.

    (2) Includes the company's interest in Dynegy Inc., coal mining operations, power and gasification ventures, corporate administrative costs, worldwide cash management and debt financing activities, technology investments, real estate and insurance activities, and expenses and net losses connected with the merger (merger effects).

                CHEVRONTEXACO CORPORATION - FINANCIAL REVIEW                 -3-

CAPITAL AND EXPLORATORY EXPENDITURES (1)
-----------------------------------------         THREE MONTHS                YEAR ENDED
 (Millions of Dollars)                           ENDED DECEMBER 31           DECEMBER 31
                                               --------------------      --------------------
                                                2002         2001          2002         2001
                                               -------      -------      -------      -------
UNITED STATES
   Exploration and Production                  $   522      $   628      $ 1,888      $ 2,420
   Refining, Marketing and Transportation          262          273          750          873
   Chemicals                                        37           43          272          145
   Other                                           189        1,899          811        2,570
                                               -------      -------      -------      -------
     TOTAL UNITED STATES                         1,010        2,843        3,721        6,008
                                               -------      -------      -------      -------

INTERNATIONAL
   Exploration and Production                    1,086        1,301        4,395        4,709
   Refining, Marketing and Transportation          342          537          882        1,271
   Chemicals                                        16           17           37           34
   Other                                           190            1          220            6
                                               -------      -------      -------      -------
     TOTAL INTERNATIONAL                         1,634        1,856        5,534        6,020
                                               -------      -------      -------      -------
     WORLDWIDE                                 $ 2,644      $ 4,699      $ 9,255      $12,028
                                               =======      =======      =======      =======


                                             THREE MONTHS          YEAR ENDED
                                           ENDED DECEMBER 31       DECEMBER 31
                                           ----------------      ---------------
OPERATING STATISTICS (1)                    2002       2001       2002      2001
-----------------------------------        -----      -----      -----     -----
NET LIQUIDS PRODUCTION (MB/D): (2)
   United States                             559        619        602       614
   International                           1,285      1,395      1,295     1,345
                                           -----      -----      -----     -----
     WORLDWIDE                             1,844      2,014      1,897     1,959
                                           =====      =====      =====     =====

NET NATURAL GAS PRODUCTION (MMCF/D):
   United States                           2,207      2,530      2,405     2,706
   International                           2,129      1,841      1,971     1,711
                                           -----      -----      -----     -----
     WORLDWIDE                             4,336      4,371      4,376     4,417
                                           =====      =====      =====     =====

SALES OF REFINED PRODUCTS (MB/D): (3)
   United States                           1,545      1,662      1,610     1,683
   International                           2,400      2,406      2,258     2,454
                                           -----      -----      -----     -----
     WORLDWIDE                             3,945      4,068      3,868     4,137
                                           =====      =====      =====     =====

REFINERY INPUT (MB/D): (3)
   United States                             959        996        979       983
   International                           1,050      1,145      1,096     1,136
                                           -----      -----      -----     -----
     WORLDWIDE                             2,009      2,141      2,075     2,119
                                           =====      =====      =====     =====


(1) Includes interest in affiliates,
    except as noted in (3) below.

(2) Excludes volumes produced for
    operating service agreements:            101        100         97       105

(3) 2001 excludes the company's share
    of Equilon and Motiva volumes.